Exhibit 99.1

“The Total Solution Company”

Safe Harbor Statement

The information provided in this Summary contains forward looking statements and information with respect to plans, projections or future performance of the Company, the occurrence of which involves risks and uncertainties that could cause the Company’s actual results to differ materially from expected results and other risks detailed in the Company’s filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date the statements were made. The Company’s actual results could differ significantly from those discussed or implied

Company Profile

The Company is a creative and innovative sales and marketing organization that designs, develops, markets and distributes licensed and branded promotional products and imprinted sportswear primarily through key licensing agreements and the Company’s own proprietary designs.

Management believes that there are substantial growth opportunities in the promotional products and imprinted sportswear industries, and that NEXT is well positioned to take advantage of such opportunities.

Corporate Overview

Experienced Senior Management Team: 30 year track record of major successes in the licensing and imprinted sportswear industry.

High growth Industry: $16+ billion annual revenue; up 163% in last ten years.

Strong Growth Strategy: 75% cumulative revenue growth the last two years—from $12.4 million (fiscal 2002) to $21.7 million (2004 forecast).

Major Customer Base: large, diverse, and distinguished customer base encompassing the entire spectrum of traditional retailers, specialty retailers, college bookstores, motor sports and more.

Corporate Overview, continued

Large License Portfolio: significantly expanded its license portfolio to include (i) 200 major university and college licenses; (ii) major motor sports racing licenses including Chevy, Pontiac, Dodge, Ford, Hummer and Chrysler (iii) proprietary brands American Biker, and American Wildlife (iv) Walter Payton, Professional Bull Riders, Sturgis Bike Rally and James Dean 50th Anniversary.

Strategic Acquisitions: completed two acquisitions in sixteen months. Latest acquisition was Lil’ Fan Inc.

Experienced Senior Management Team

NEXT, Inc. has a strong management team that possesses a tremendous amount of experience in the promotional products and imprinted sportswear industries. The following is a profile for each of the executive management team’s members:

William B. Hensley III, President and CEO

Mr. Hensley has been in the promotional products and imprinted sportswear industries for 25 years. During this time, he has held various executive level positions including being President of a public company. In addition, he has owned and been a partner in several businesses. Mr. Hensley began his career as an accountant for Arthur Anderson and Company and a commercial loan officer with a major bank. He holds a Bachelor of Science degree from Purdue University.

Charles L. Thompson, Executive Vice President and CFO

Mr. Thompson has over 28-years of financial management experience having held senior management positions with public and private entities. Additionally, he has owned and operated a financial consulting firm. Mr. Thompson has a BSBA-Accounting degree and an MS degree from the University of Tennessee.

Management, Continued

David Gleason, Executive Vice President Operations

Mr. Gleason has been Vice President of Operations of NEXT and its predecessor since January 30, 1997. He has extensive operational experience in the promotional and sports industry distribution and operations.

Stanley R. Howard, Vice President Sales & Marketing

Mr. Howard has been Vice President of Sales & Marketing of NEXT since the acquisition of Lil’ Fan in August, 2003. He has over twenty years of experience in promotional and sports industry distribution.

Management, Continued

Licensing Experience

Management has been involved with major licenses such as NFL, Simpson’s, Garfield, Alf, Dukes of Hazard, Batman, WCW (World Championship Wrestling with TBS), as well as major movie, television, comic book and toy characters including Looney Tunes, Disney and Warner Brothers amongst others.

Latest Venture

Recruited to reorganize and advance Shirt Shed (post reorganization). Grew revenues from $18 to $79 million in 27 months through internal expansion. Sold company to NYSE company (Signal Industries).

Long Term Commitment

Senior management is committed to long-term shareholder value and originally entered into lock up agreements restricting the sale of their shares. Management’s shares remain restricted under a recent financing agreement.

Customer Base

Mass Merchants and Mid-Tier Regional Large Merchants:

K-Mart, Sears, J.C. Penny’s, Kohl’s, Sam’s Club, Dillard’s and Goody’s

Food & Drug Chains:

Walgreen, Kroger’s, Albertson, Safeway, Rite Aid and CVS

Motor Sports:

Dodge, Pontiac, Chevy, GMC and Chrysler dealer networks (approximately 9,000 dealers), and the NASCAR market, the largest spectator sport in the nation.

Specialty Retailers:

Cracker Barrel, Delaware North Companies

Sporting Goods Chains:

MC Sports, Galyan’s, Gart Sports, Scheels Sports, Academy, LTD.

College Book Stores:

Nebraska Book Company; IU Outfitters, Iowa Book LLC.

Souvenir and Gift Shops:

Biker dealer shops, Paradies shops, venue and event distributors.

Major License Portfolio

Licensing agreements with over 200 major colleges and universities to distribute its product lines through Campus Traditions USA™, Cadre Athletic™, Cadre Ladies™, Varsity Athletic Classics™ in the U.S through various distribution channels.

Licensing agreements with Chevy®, Pontiac®, Hummer®, Cadillac®, Dodge®, GMC®, Ford® and Chrysler® for their respective “branded” logos for the RPM Sports USA™ motor sports line; targeting the automotive dealership network market consisting of approximately 9,000 auto dealers, traditional retail distribution channels, and automotive venue markets which include NASCAR, the largest spectator sport in the nation.

Licensing and distribution agreements with Sturgis Bike Rally, Walter Payton, Professional Bull Riders, and James Dean 50th commemorative anniversary.

Proprietary brands and labels including American Biker™, American Wildlife™, Ragtops Sportswear™, Cadre Athletic™, Varsity Athletic™ and Campus Traditions USA™ and Varsity Classics™ amongst others.

Operational Excellence

Consistent High Quality and Value Provider of embellished sportswear in the United States.

Excellent Design and Merchandising Staff possesses one of the most creative and innovative design, merchandising and product development capabilities within the industry.

Upscale brand identity Next offers a style of products that are built on quality and strong imagery.

Information Systems Next employs a fully integrated, real-time management information system specifically designed for the industry.

Rapid Turnaround Website orders shipped within 48 hours; retail orders filled within ten days; special tournament orders filled within 24 hours.

Proven Growth Strategy

Expansion of the Company’s Licensed Business

Strategic Mergers and Acquisitions

Increased Marketing of the Company’s Proprietary Labels

Expansion of Demographic and Geographic Sales and Marketing representation

Manufacturing efficiency and capacity

Sportswear and Promotional Products Industry

The licensed sportswear industry is a niche industry that entails the value added to wearable items primarily focused on artistry and design, including polo shirts, long-sleeve shirts, sweatshirts, hats, shorts, jackets, caps, and tee shirts. The manufactured garment is embellished to create a unique finished product with specific design, logo, or name for a sports team, motor sports racing team, company, institution, or organization.

The promotional products industry is a niche industry that is comprised of thousands of companies that distribute products bearing designs, logos, names, or catchy phrases. It is estimated that a significant portion of all promotional products sold are imprinted sportswear. This makes imprinted sportswear, by far, the number one selling product of all promotional products sold. Examples of other products distributed by the companies in the industry include posters, coffee mugs, golf balls, umbrellas and other corporate products.

Significant Trends

Growth in Licensed College and Motor Sports: The industry has benefited from the substantial growth in consumer demand for licensed college and motor sports wear bearing designer, sports teams (collegiate and professional) and racing team names and logos, as well as other branded merchandise.

One Stop Shop: A significant trend is customers need for its suppliers to be a “one-stop shop”. Next is able to provide enhanced value-added services such as design and graphic capabilities, fulfillment and warehousing, company store planning and distribution to its customers. In addition, digital communications and reporting that allows NEXT to assist its customers in micro-managing and maximizing their business potential.

Below is a graph illustrating the sales growth for sportswear and promotional products industry over the last twelve years. Source: Promotional Products Association International

$0 $5 $10 $15 $20

5.2 6.2 7 8 9.5 11.9 13.2 14.9 17.9 16.5 15.6 16.3

1992 1994 1996 1998 2000 2002

Revenues in Billions

Investment Highlights

Proven Growth-Oriented Management

Highly Successful Growth Strategy

Large Diverse Expanding Market

Diverse Product Mix

E-Commerce Opportunities

Acquisition Opportunities

Income Statement Highlights

Year Ended November 30

(in millions)

2002 2003 2004F

Sales 12.4 18.4 21.7

Sales – Iraq war 2.5

Gross Margin 28.6% 30.7% 30.8%

EBITDA .3 1.3 1.6

EBITDA Margin .03% 6.3% 7.4%

Operating Income . 3 .9 1.1

Net Income (.8) .3 .4

2002 represents first year after public merger.

2003 sales for the Iraq war were one time related patriotic orders.

2004 forecast excludes a one-time charge to earnings of $640,000 incurred in the second quarter.

Balance Sheet Highlights

Year Ended November 30

(in millions)

2002 2003 2004F

Total Assets 12.4 17.4 18.6

Working Capital 6.0 6.6 9.0

Total Debt 7.0 8.8 9.4

Shareholders’ Equity 2.5 4.3 6.6

2004 represents forecast

Independent Board of Directors

Ronald Metz:

Mr. Metz has been a member of the Board of Directors since February 2002 and currently holds the title of Chairman of the Board. Since 1987, Mr. Metz has been a partner with the accounting firm of Bucheri McCarty & Metz LLP.

G. Michael Cross:

Mr. Cross has been a member of the Board of Directors since February 2002. Since 2000, Mr. Cross has been the director of business development for Wealth Port, Inc., a financial services company, and a contract consultant for FundraisingInfo.com, an Internet-based fund-raising consulting company. From 1997-1999, Mr. Cross was a business consultant for CAO, LLC, a regional consulting firm, and from 1993-1997, Mr. Cross was a sales manager in the public finance and municipal bond department of Equitable Securities Corporation, a regional investment banking firm. Mr Cross serves on the Audit Committee and Compensation Committee of the Board of Directors.

Salvatore Geraci:

Mr. Geraci has been a member of the Board of Directors since February 2002. Since 1987, Mr. Geraci has been the principal of Evergreen Management, Inc., a provider of tax, estate, retirement and investment planning. Mr. Geraci also serves as an adjunct professor of accounting and finance at the University of Tennessee at Chattanooga. Mr Geraci is Chairman of the Audit Committee of the Board of Directors

Brands

License Illustrations

CONTACT INFORMATION

Next Inc.

7625 Hamilton Park Drive, Suite 12

Chattanooga, TN 37421

423-296-8213

Next Marketing Inc.

1295 Vernon Street

Wabash, IN 46992

260-563-2186

Investor Relations—423-296-8213 ext. 113

*Note*

For Mr. Chuck Thompson please contact our corporate office in Tennessee.

For Mr. Bill Hensley or Mr. Dave Gleason, please call our Indiana facility.